DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Articles of Organization
Limited-Liability Company
(PURSUANT TO NRS 86)

Filed in the office of	Document Number
[signature] Dean Heller Secretary of State State of Nevada	20050399463-41
	Filing Date and Time: 09/13/2005 4:07 PM
	Entity Number: E0611782005-0

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company:	Harrah's Nevada Marketing Fund, LLC
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street, Carson City, NEVADA 89706 Physical Street Address, City, Zip Code Additional Mailing Address, City, State, Zip Code
3. Dissolution Date: (OPTIONAL - see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual): ________
4. Management: (check one)	Company shall be managed by ______ Manager(s) OR ✓ Members
5. Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)	Harrah's Operating Company, Inc. Name One Harrah's Court, Las Vegas, NV 89119 Address, City, State, Zip Code Name Address, City, State, Zip Code Name Address, City, State, Zip Code
6. Names, Addresses and Signatures of Organizers: (if more than one organizer, please attach additional page)	Angela P. Winter — Signature: [signature] Name One Harrah's Court, Las Vegas, NV 89119 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited-liability company. CSC Services of Nevada, Inc. By: [signature] 9/13/2005 Authorized Signature of R.A. or On Behalf of R.A. Company, Date

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Dean Heller Secretary of State State of Nevada	**20060500212-08**
	Filing Date and Time **08/03/2006 4:18 PM**
	Entity Number **E0611782005-0**

Amendment to Articles of Organization
(PURSUANT TO NRS 86.221)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization For a Nevada Limited-Liability Company (Pursuant to NRS 86.221)

1. Name of limited-liability company:

Harrah's Nevada Marketing Fund, LLC

2. The company is managed by (check one): ☐ managers or ☒ members

3. The articles have been amended as follows (provide articles numbers, if available):*

1. The name of the limited liability company is Nevada Marketing, LLC.

4. Signature (must be signed by at least one manager or by a managing member).

Harrah's Operating Company, Inc., Sole Member

By: [signature]

Signature Angela P. Winter, Assistant Secretary of Harrah's Operating Company, Inc.

* 1) If amending company name, it must contain the words "Limited-Liability Company," "Limited Company," or "Limited" or the abbreviations "Ltd.," "L.L.C.," or "L.C.," "LLC" or "LC." The word "Company" may be abbreviated as "Co."

2) If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.